UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 31, 2018
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BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue
Xiangyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01          Change in Registrant’s Certifying Accountant

Resignation of Mazars CPA Limited

On January 31, 2018, Mazars CPA Limited tendered its resignation as Biostar Pharmaceuticals, Inc.’s independent registered public accounting firm (“Mazars”), effective as of the same date.  Mazars’ determination not to seek re-appointment as the Company’s independent auditors followed its policy to withdraw from the market in auditing public companies in the U.S.

Mazars reported on the Company’s financial statements for the years ended as of December 31, 2016 and 2015, respectively. The Mazars reports on the Company’s financial statements for the fiscal periods as of December 31, 2016 and 2015, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that the Mazars report on the Company’s financial statements for the fiscal years ended December 31, 2016 and 2015 draw attention to (1) deposits paid for intended acquisitions, (2) uncertainty whether the Company was able to continue as a going concern as the Company had experienced a substantial decrease in sales volume which resulting a net loss for the years ended December 31, 2016 and 2015 and part of the Company’s buildings and land use rights were subject to litigation between an independent third party and the Company’s Chief Executive Officer, and the title of these buildings and land use rights had been seized by the PRC Courts so that the Company could not be sold without the Court’s permission, and that the Company previously violated its financial covenants included in certain short-term bank loans.

During the Company’s two most recent fiscal years ended December 31, 2016 and the interim period through the effective date of Mazars’ resignation, (i) there were no disagreements with Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Mazars’ satisfaction, would have caused it to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such year, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Mazars with a copy of the foregoing disclosures and requested that it furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of Centurion ZD CPA Limited

On January 31, 2018, the Company engaged Centurion ZD CPA Limited, located at Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong (“Centurion”), as its new independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2017 and the related consolidated statement of operations and comprehensive income, consolidated statement of equity and consolidated statement of cash flows for the year then ended; Centurion will also review the quarterly and year-to-date 2018 consolidated financial statements of the Company to be included in the Company’s quarterly filings on Form 10-Q for 2018. The engagement was reviewed, recommended and approved by the Audit Committee, and will be effective as of January 31, 2018.

During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged Centurion as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult Centurion with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits.

16.1          Mazars letter dated February 2, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chairman and CEO

Date:          February 2, 2018